UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

TXP CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27795	88-0443110
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1299 Commerce Drive, Richardson, TX 75081
(Address of principal executive offices) (zip code)

(214) 575-9300
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 19, 2006, our Board of Directors appointed Mr. Theodore Dubbs as a director. There are no understandings or arrangements between Mr. Dubbs and any other person pursuant to which Mr. Dubbs was selected as a director of our company. Mr. Dubbs does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Since 1997, Mr. Dubbs, age 45, has served at Foxconn Electronics, Inc. as Vice President of Business Development and as Vice President of Sales driving Foxconn’s business penetration in the communications and networking sectors. Mr. Dubbs led the strategic effort to bring up several new businesses in Foxconn such as Networking Enclosure Technology Business Unit, Backplane Products Group, Optical Integration Business Unit and the Network Communications Systems Business Group related to design, manufacturing, and fulfillment of customer products. Prior to 1997, Mr. Dubbs also held senior positions, including regional management, marketing management, and product management roles with companies such as Tyco Electronics, ITT Corporation, and FCI.

On December 20, 2006, we issued a press release announcing the appointment of Mr. Dubbs as a director of our company, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of TXP Corporation dated as of December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Dated: December 21, 2006	By:	/s/ Michael Shores
Name: Michael Shores Title: Chief Executive Officer